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                                                                      EXHIBIT 11

                            TRIDENT ROWAN GROUP INC.
                         CALCULATION OF LOSS PER SHARE


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
CALCULATION OF LOSS PER SHARE                            LIRE m.     US$'000(1)
3 MONTHS ENDED MARCH 31, 1997

Loss for the 3 months ended March 31, 1997.............    (2,564)      (1,528)
Average number of shares outstanding*..................  3,902,540    3,902,540
Loss per share.........................................      (657)       (0.39)
                                                         ---------    ---------
                                                         ---------    ---------

* There were no share movements in the period

CALCULATION OF LOSS PER SHARE                            LIRE M.
3 MONTHS ENDED MARCH 31, 1996

Loss for the 3 months ended March 31, 1996.............    (3,404)
Average number of shares outstanding*..................  4,712,865
Loss per share.........................................      (722)
                                                         ---------
                                                         ---------

* There were no share movements in the period
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(1)  Converted to US$ solely for the convenience of the reader at $1:Lit. 1,677, the approximate exchange rate as at March 1997.